Exhibit 10.9

1058	JOURNAL, OFFICIEL DE LA REPUBLIQUE DU CAMEROUN	1er juillet 2005

Ndjana Appolinaire, inscrit en additif au tableau d’avancement de grades au titre de l’année budgétaire 2004, est pour compter du 1er juillet 2004, promu au grade de lieutenant.

Art. 2. - L’intéressé prendra rang après le lieutenant Nzouango Nzouango Henri.

Art. 3.- Le ministre délégué à la présidence chargé de la Défense et le ministre de 1’Economie et des Finances sont chargés, chacun en ce qui le concerne, de l’application du présent décret qui sera enregistré puis publié au Journal Officiel en français et en anglais.

Yaoundé, le 29 juin 2005.
Le president de la République,

Paul Biya.

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Décret portant institution d’un per-

mis de recherches valable

pour hydrocarbures liquides et

gazeux

Par décret nº 2005-249

en date du 30 juin 2005 :

Article premier.- (1) Sous réserve des dispositions législatives et réglementaires en vigueur, il est attribué un permis de recherches valable pour hydrocarbures name was added to the grade promotion list for the 2004 financial year, is with effect from 1 July 2004, promoted to the rank of Flying Officer.

2. His name shall follow that of Lieutenant Nzouango Nzouango Henri.

3. The Minister Delegate at the Presidency in charge of Defence and the Minister of the Economy and Finance are responsible, each in his own sphere, for the implementation of this decree which shall be registered and published in the Official Gazette in English and French.

Yaounde, 29 June 2005

Paul Biya,

President of the Republic.

-----------

Decree No. 2005-249 of 30 June 2005

to grant a mining exploration

permit valid for liquid and gaseous

hydrocarbons

By Decree No. 2005-249

of 30 June 2005:

1. (1) Subject to the provisions of the laws and regulations in force, an exploration permit for liquid and gaseous hydrocarbons known as KOMBE-NSEPE is granted

1st July 2005	OFFICIAL GAZETTE OF THE REPUBLIC OF CAMEROON	1059

liquides et gazeux appelé Kombe-Nsepe à l’association constitutée des sociétés Société nationale des hydrocarbures BP 955 Yaoundé et Perenco Oil & Gas Cameroon Ltd BP 18 555 Douala, chacune y détenant un intérêt indivis selon les dispositions du contrat d’association susévoqué.

L’opérateur désigné dans cette association est la société Perenco Oil & Gas Cameroon Ltd.

(2) Toute transaction visant à la modification des intérêts des parties dans le permis Kombe-Nsepe est soumise à l’accord préalable du ministre chargé des Mines, conformément aux dispositions législatives et réglementaires en vigueur.

Art.2.- Le permis Kombe-Nsepe inscrit sous le numéro 86 dans le registre spécial de la direction des mines et de la géologie, est constitué d’un seul bloc issu de la consolidation des permis Kombe et Nsepe aprés déduction des superficies relatives à la concession Mvia. Ses coordonnées UTM et géographiques sont les suivantes.

to the partnership comprising the National Hydrocarbons Corporation, P.O. Box 955 Yaounde, and Perenco Oil and Gas Cameroon Ltd, P.O. Box 555 Douala, each having an undivided interest in accordance with the provisions of abovementioned partnership contract.

The operator designated in this partnership shall be Perenco Oil and Gas Cameroon Ltd.

(2) Any transaction aimed at modifying the interests of the parties in the KOMBE-NSEPE permit shall be submitted for prior approval by the Minister in charge of mines, in accordance with the laws and regulations in force.

2. The KOMBE-NSEPE permit, entered under No. 86 in the Special Register kept by the Department in charge of mines and geology, covers a single block stemming from the consolidation of the KOMBE and NSEPE permits less the areas relating to the MVIA concession. It shall comprise the following UTM and geographical coordinates:

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	COORDONNES UTM ECLIPSOÏDE DE CLARKE 1880		COORDONNEES GEOGRAPHIQUES
POINTS	X	Y	LONGITUDE	LATITUDE
P1	602 218	356 876	3º13’43,010”	9º55’12,007”

A partir du point P1, les limites du permis KOMBE-NSEPE suivent le tracé de la côte jusqu’au point P2

P2	571 250	395 000	3º34’25,487”	9º38’29,473”

A partir du point P2, les limites du permis KOMBE-NSEPE suivent le tracé de la côte jusqu’au point P3

P3	560 500	421 365	3º48’44,433”	9º32’41,561”
P3’	559 000	424 490	3º50’26,24”	9º31’52,991”
P4	595 501	441 983	3º59’54,993’’	9º51’36,994”
P5	603 258	454 581	4°06’45,001”	9º55’48,993”
P6	618 223	423 432	3º49’49,992”	10º03’53,003”
P7	618 244	405 929	3°40’19,984”	10°03’52,994”
P8	618 830	405 930	3°40’19,994”	10º04’11,987”
P9	618 850	393 000	3°33’18,911”	10º04’12,142”
P10	603 800	393 000	3°33’19,443”	9°56’04,391”
P11	602 400	379 000	3°25’43,539”	9°55’18,574”
P12	618 122	379 000	3º25’43,008”	10º03’48,036”
P13	618 122	377 679	3°24’59,988”	10°03’47,989”
P14	611 105	358 941	3º14’49,988”	9°59,59,996”
P15	609 654	358 940	3º14’50,002”	9º59’12,986”
P16	608 761	356 882	3º13’43,007”	9º58’43,990”
P17	602 218	356 876	3º13’43,010”	9º55’12,007”

	UTM COORDINATES 1880 CLARKE ECLIPSE		GEOGRAPHIC COORDINATES
SUMMITS	X	Y	LONGITUDE	LATITUDE
P1	602 218	356 876	3º13’43,010”	9º55’12,007

From summit P1, the limits of the KOMBE-NSEPE permit shall follow the coastline up to summit P2

P2	571 250	395 000	3º34’25,487”	9º38’29473”

From summit P2, the limits of the KOMBE-NSEPE permit shall follow the coastline up to summit P3

P3	560 500	421 365	3º48’44,433”	9º32’41,561”
P3’	559 000	424 490	3º50’26,247”	9º31’52,991”
P4	595 501	441 983	3º59’54,993’’	9º51’36,994”
P5	603 258	454 581	4°06’45001”	9º55’48,993”
P6	618 223	423 432	3º49’49992”	10º03’53,003”
P7	618 224	405 929	3°40’19984”	10°03’52,994”
P8	618 830	405 930	3°40’19994”	10º04’11,987”
P9	618 850	393 000	3°33’18911”	10º04’12,142”
P10	603 800	393 000	3°33’19443”	9°56’04,391”
P11	602 400	379 000	3°25’43539”	9°55’18,574”
P12	618 122	379 000	3º25’43008”	10º03’48,036”
P13	618 122	377 679	3°24’59988”	10°03’47,989”
P14	611 105	358 941	3º14’49988”	9°59’59,996”
P15	609 654	358 940	3º14’50,002”	9º5912,986”
P16	608 761	356 882	3º13’43,007”	9º5843,990”
P17	602 218	356 876	3º13’43,010”	9º5512,007”

1st July 2005	OFFICIAL GAZETTE OF THE REPUBLIC OF CAMEROON	1059

La superficie du permis de Kombe-Nsepe est réputée égale à 3026 Km2.	The area of the KOMBE-NSEPE permit shall be deemed equal to 3 026 (three thousand and twenty-six) km2.

Art. 3. Le permis de recherches Kombe-Nsepe (PH 86) est valable pour une période initiale de quatre (4) ans renouvelable une (1) fois pour une période de deux (2) ans.	3. The KOMBE-NSEPE (PH 86) exploration permit shall be valid for an initial period of 4 (four) years, renewable once for a two-year period.

Art. 4. (1) L’obligation minimale des travaux pour une période de validité du permis Kombe-Nsepe est fixée ainsi qu’il suit:	4. (1) The minimum obligation of works for the period of validity of the KOMBE-NSEPE permit shall be fixed as follows:
• acquisition, traitement et interprétation de 100 Km de nouvelles données sismiques 2D;	• acquisition, processing and interpretation of 100 km of new 2D seismic data;
• forage ferme d’un puits d’exploration à la profondeur finale de 2 600 m ou jusqu’au sommet du crétacé ;	• drilling of a firm assessment well to a final depth of 2 600 m or up to the cretaceous summit;
• forage d’un puits optionnel d’exploration en cas d’identification de prospects viables a l’issue des études intégrées des nouvelles données acquises;	• optional drilling of a prospect hole where a viable prospect is detected, following integrated studies of newly acquired data;
• realisation d’une étude d’impact environnementale.	• conduct of an environmental impact assessment.

(2) L’engagement financier minimum pour réaliser les travaux ci-dessus est fixé à cinq millions (5.000.000) de dollars USA.	(2) The minimum financial commitment for the accomplishment of the abovementioned works amounts to 5 000 000 (five million) US dollars.

Il est entendu que l’accomplissement des obligations des travaux est primordial. Par conséquent, si les obligations minimales de travaux sont honorées, les conditions relatives aux dépenses minimales sont considérées comme ayant été remplies. L’excédent de dépenses et d’obligations

It is understood and agreed that fulfillment of the work is paramount. Accordingly, where the minimum work obligations have, been fulfilled, the conditions relating to minimum expenditure shall be considered met. Any further expenditures and work obligations above

1062	JOURNAL OFFICIEL DE LA REPUBLIQUE DU CAMEROUN	1er juillet 2005

des travaux par rapport au minimum requis feront l’objet d’un report pour compenser les dépenses et les travaux requis pour les périodes ultérieures.	the required minimum shall be carried forward to compensate expenditure and works required subsequently.

En cas de non accomplissement des obligations de travaux au cours de la premiére période d’exploration de quatre (4) ans, Perenco Oil & Gas Cameroon Ltd paiera à la République du Cameroun tout montant de l’obligation de dépenses restant après déduction de tous les coûts encourus dans l’exécution des opérations d’exploration. La République du Cameroun se réserve le droit, le cas échant, d’exercer tout moyen légal en vue de récupérer ces sommes.

Where the work obligations are not fulfilled during the first four-year period of exploration, Perenco Oil and Gas Cameroon Ltd shall pay to the Republic of Cameroon the full balance of the expenditure obligation less all exploration costs incurred. The Republic of Cameroon shall have the right, where necessary, to use any legal means to recover the said amounts.

Art. 5.- (1) Les rapports de toutes études ainsi que les données acquises seront envoyés au ministère chargé des Mines et à la Société nationale des hydrocarbures.	5. (1) All study reports as well as a acquired data shall be sent to the Ministry in charge of mines and the National Hydrocarbons Corporation.

(2) Sous réserve du droit pour la société Perenco Oil & Gas Cameroon Ltd de faire usage de toutes les données acquises ainsi que des rapports des études, ces données ainsi que lesdits rapports resteront propriété exclusive de la République du Cameroun.

(2) Subject to the right of Perenco Oil and Gas Cameroon Ltd to use all acquired data and study reports, the said data and reports shall be the exclusive property of the Republic of Cameroon.

Art. 6.- La société Perenco Oil & Gas Cameroon Ltd n’entreprendra pas de travaux d’exploitation des hydrocarbures sur le permis Kombe-Nsepe sans avoir au préalable obtenu les titres miniers y afférents.

6. Perenco Oil and Gas Cameroon Ltd may not carry out hydrocarbons exploitation works without having obtained the relevant mining titles.

1st July 2005	OFFICIAL GAZETTE OF THE REPUBLIC OF CAMEROON	1059

Art. 7.- La société Perenco Oil & Gas Cameroon Ltd s’engage dans le cadre du permis Kombe-Nsepe à dépenser chaque année deux cent mille (200.000) USA en phase d’exploration et quatre cent mille (400.000) dollars USA en phase d’exploitation pour la formation et/ou le perfectionnement des cadres et techniciens de la Société nationale des hydrocarbures et du ministère chargé des Mines.

7. Perenco Oil and Gas Cameroon Ltd undertakes to, within the framework of the KOMBE-NSEPE permit, to spend 200 000 (two hundred thousand) US dollars each year during the exploratory phase and 400 000 (four hundred thousand) US dollars during the exploitation phase for the training and/or further training of cadres and technicians of the National Hydrocarbons Corporations and the Ministry in charge of mines.

Art. 8.- Sont abrogèes toutes dispositions antérieures contraires notamment celles, du décret n° 98-66 du 27 avril 1998 portant institution du permis Kombé et celles du décret n° 2001-034 du 15 février 2001 portant institution du permis Nsepe.

8. All previous provisions, repugnant hereto, in particular, those of Decree No. 98-66 of 27 April 1998 to initiate the KOMBE permit and those of Decree No, 2001-34 of 15 February to initiate the NSEPE permit are hereby repealed.

Art 9.- Le présent décret sera enregistré et publié suivant la procédure d’urgence, puis inséré au Journal Officiel en français et en anglais.	9. This decree shall be registered, published according to the procedure of urgency and inserted in the Official Gazette in English and French.

Yaoundé, le 30 juin 2005. Le président de la République, Paul Biya.	Yaounde, 30 June 2005. Paul Biya, President of the Republic.